                                                                      EXHIBIT 12


NEBRASKA BOOK COMPANY, INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Amounts in Thousands)
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

-----------------------------------------------------------------------------------------------------------------------
                                                                      Five       Seven
                                                                      Months     Months       Year
                                        Years Ended                   Ended      Ended        Ended     Nine Months Ended
                                         March 31,                    August 31, March 31,    March 31,    December 31,
                                 --------------------------------     ---------- ---------    --------- -----------------
                                  1993       1994         1995        1995       1996         1997       1996      1997
Pre-tax income (loss)
 from continuing operations       $15,276    $14,090      $15,570      $14,542    $(3,468)    $5,759    $4,966     $ 6,643

Add:
 Interest expense and
 amortization of deferred
 finance charges on all
 indebtedness                         704        616          766          952      6,035     10,760     8,286       7,979
Interest portion of lease rentals   1,093      1,169        1,297          574        804      1,517     1,119       1,410
                                  -------    -------      -------      -------    -------    -------   -------     -------

Pre-tax income from
 continuing operations,
 as adjusted                      $17,073    $15,875      $17,633      $16,068    $ 3,371    $18,036   $14,371     $16,032
                                  =======    =======      =======      =======    =======    =======   =======     =======

Fixed charges:
 Interest expense and
 amortization of deferred
 finance charges on all
 indebtedness                     $   704    $   616      $   766      $   952    $ 6,035    $10,760   $ 8,286     $ 7,979
Interest portion of lease rentals   1,093      1,169        1,297          574        804      1,517     1,119       1,410
                                  -------    -------      -------      -------    -------    -------   -------     -------


   Total fixed charges            $ 1,797    $ 1,785     $ 2,063       $ 1,526    $ 6,839    $12,277   $ 9,405     $ 9,389
                                  =======    =======     =======       =======    =======    =======   =======     =======


Ratio of earnings to fixed
 charges                              9.5        8.9         8.5          10.5        0.5        1.5       1.5         1.7
                                  =======    =======     =======       =======    =======    =======   =======     =======
                                                                                      (1)


(1) Earnings were insufficient to cover fixed charges by $3,468,000.

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NEBRASKA BOOK COMPANY, INC.


PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

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
                                                                                         LAST
                                                                                         TWELVE
                                                            YEAR         NINE MONTHS     MONTHS
                                                            ENDED        ENDED           ENDED
                                                            MARCH 31,    DECEMBER 31,    DECEMBER 31,
                                                            1997         1997            1997
Pro forma pre-tax income (loss) from continuing
   operations                                               $ 1,229      $ 2,576          $ 3,457
                                                            -------      -------          -------

Fixed charges:
   Interest expense and amortization of deferred finance
      charges on all indebtedness - pro forma                16,234       12,540           16,451
   Interest portion of lease rentals                          1,517        1,410            1,517
                                                            -------      -------          -------
         Total fixed charges                                $17,751      $13,950          $17,968
                                                            =======      =======          =======
         Total earnings and fixed charges                   $18,980      $16,526          $21,425
                                                            =======      =======          =======
Pro forma ratio of earnings to fixed charges                   1.07         1.18             1.19
                                                            =======      =======          =======
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